Exhibit 4.1

                         INCORPORATED UNDER THE LAWS OF

                              THE STATE OF INDIANA

Number                                                                  Shares


                                 P.T.C. BANCORP
                              BROOKVILLE, INDIANA

                                 CAPITAL STOCK


This Certifies that ____________________________________________________is the
registered holder of __________________________________________________ shares

                      P.T.C. BANCORP, BROOKVILLE, INDIANA

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _______________ day of __________________, A.D. 19_____




_________________________________           __________________________________
Secretary                                   President

                                  CERTIFICATE
                                      FOR




                                     SHARES



                                       OF


                                     P.T.C.
                                    BANCORP


                              BROOKVILLE, INDIANA


                                   ISSUED TO


                              ____________________
                                     DATED


                             _____________________